                                                                   Exhibit 10.23

                 SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
                  REFUND ANTICIPATION LOAN OPERATIONS AGREEMENT

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2. THE LOCATIONS OF THESE OMISSIONS ARE INDICATED THROUGHOUT THE AGREEMENT BY THE FOLLOWING MARKINGS:
[***].

         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REFUND ANTICIPATION LOAN OPERATIONS AGREEMENT dated as of August 31, 2005, (this "Second Amendment"), is made by and among H&R Block Services, Inc., a Missouri corporation ("Block Services"), on behalf of itself and in regard to its subsidiaries, H & R Block Tax Services, Inc., a Missouri corporation ("Block Tax Services"), HRB Royalty, Inc., a Delaware corporation ("Royalty," and together with Block Services and Block Tax Services, the "Block Companies"); HSBC Taxpayer Financial Services Inc. (f/k/a Household Tax Masters Inc.), a Delaware corporation ("HSBC TFS"), for itself or in its capacity as servicer for the RAL Originator (as such term is defined herein) where appropriate under the circumstances, HSBC Bank USA, National Association, a national banking association ("HSBC Bank") and Beneficial Franchise Company Inc., a Delaware corporation ("Beneficial Franchise," and together with HSBC TFS and HSBC Bank, the "HSBC Companies").

                                    RECITALS

         WHEREAS, certain of the parties hereto entered into a Second Amended and Restated Refund Anticipation Loan Operations Agreement dated June 9, 2003, which was subsequently amended pursuant to that certain 2004 Amendment to Second Amended and Restated Refund Anticipation Loan Operations Agreement dated August 20, 2004 (as amended, and including all exhibits and appendices thereto, the "Existing Agreement"); and

         WHEREAS, the parties hereto desire to amend certain terms of the Existing Agreement (the Existing Agreement, as amended by this Second Amendment, is referenced herein as the "Agreement").

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.       Amendments. The Existing Agreement is hereby amended as follows:

         (a) Substitution of HSBC TFS. Each reference in Sections 1 through 8 of the Existing Agreement to "Tax Masters" is hereby deleted and "HSBC TFS" is substituted in lieu thereof.



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         (b) Designation of RAL Originator. Section 3.1(a) is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "HSBC TFS has designated HSBC Bank USA, National Association, a national banking association ("HSBC Bank"), as the RAL Originator for the 2006 Tax Period."

         (c) Making of Refund Anticipation Loans. Section 3.1(c) is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (c) Notwithstanding the foregoing, the RAL Originator
                  is not obligated to make a loan to a RAL Customer until such RAL Customer's RAL Application is approved by HSBC TFS as servicer for the RAL Originator in accordance with the RAL Originator's Final Credit Criteria. Subject to the Final Credit Criteria and approval of the loans as aforesaid, the RAL Originator has committed to (and HSBC TFS shall ensure that the RAL Originator commits to) make RALs to all customers who make RAL Applications for same at, or whose Returns or RAL Application is processed through, any Block Office. [***]

         (d) Non-Competition. A new Section 8 is added as follows, with the existing Section 8 "Miscellaneous" being renumbered as "Section 9" and the corresponding references and cross references to all subsections therein being amended mutatis mutandi:

           "8. NON-COMPETITION.

           8.1 During the Term of this Agreement and for a period of ten (10) years after the termination or expiration of this Agreement:

                    (i) The HSBC Companies and their Affiliates shall not, directly or indirectly, in any manner whatsoever, use for any purpose any RAL Customer information, except in accordance with this Agreement and the other Program Contracts or with the consent of the Block Companies, Block Enterprises, Block Eastern Enterprises, Block Associates, H&R Block Digital Tax Solutions, LLC, a Delaware limited liability company, and Block Financial Corporation, a Delaware corporation (the "Designated Block Companies") in their discretion.

                    (ii) The HSBC Companies and their Affiliates shall have the right to use mailing lists and customer lists derived from sources other than the Designated Block Companies for purposes of soliciting customers with respect to any service or product other than the sale or offering of any refund anticipation loan, refund anticipation check or preseason loan, and shall have no obligation to de-dupe RAL Customers from such solicitations.

                    (iii) The HSBC Companies and their Affiliates shall have the right to use mailing lists and customer lists derived from sources other than the



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           Designated Block Companies for purposes of soliciting customers with respect to the sale or offering of any refund anticipation loan, refund anticipation check or preseason loan; provided, however, that the HSBC Companies and their Affiliates shall de-dupe RAL Customers from any such solicitation in accordance with the following:

                           (A) During the Term of this Agreement, the HSBC Companies and their Affiliates shall de-dupe RAL Customers who were recorded in the HSBC Datahouse as RAL Customers during the most recent completed year of the Term of this Agreement; and

                           (B) During the ten (10) years after the termination or expiration of this Agreement, the HSBC Companies and their Affiliates shall de-dupe RAL Customers who were recorded in the HSBC Datahouse as RAL Customers during the last year of the Term of this Agreement.

                    (iv) The HSBC Companies and their Affiliates conducting business in the United States shall not, directly or indirectly, sell, transfer, hypothecate, rent or permit any other Person to possess any list comprised or substantially comprised of RAL Customers, or any information contained therein.

                    (v) The HSBC Companies and their Affiliates conducting business in the United States shall not, directly or indirectly, in any manner whatsoever, engage in any activity that has the purpose or effect of transitioning RAL Customers to a tax return preparer other than the Designated Block Companies, other than at a RAL Customer's explicit request without any solicitation by any such HSBC Company, Affiliate or any HSBC Company director, officer, employee, agent, or consultant (which shall not include any director, officer, employee, agent, or consultant of any Block Company or any Affiliate thereof) with respect thereto.

                    (vi) The HSBC Companies and their Affiliates shall maintain records of its sources of mailing lists and customer lists, and documentary evidence of the performance of their de-duping obligations pursuant to this Section 8.1. The Designated Block Companies shall have the audit and inspection rights set forth in
           Section 9.2 to the extent necessary to verify the records and documentary described in the immediately preceding sentence.

                    8.2 During the Term of this Agreement, each HSBC Company and its Affiliates conducting business in the United States shall not, directly or indirectly, in any manner whatsoever, engage in the business of preparing (including preparation through any digital means) federal or state income tax returns for clients (except HSBC Tax Clients) filing income tax returns in the United States, in competition with the tax return preparation business of the Designated Block Companies; provided, however, that if any HSBC Company or any of its Affiliates acquires a Person engaged in a business that would



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           violate the provisions of this Section 8.2 if the HSBC Companies or its Affiliates engaged in such business (the "Competitive Business"), such HSBC Company or Affiliate shall divest or discontinue such Competitive Business in its entirety in accordance with the following procedures:

                           (i) In the event that any HSBC Company or any of its Affiliates ("Divesting Party") is required to divest a Competitive Business pursuant to this Section 8.2, such Divesting Party shall deliver to the Designated Block Companies no later than fifteen (15) days following the consummation of the acquisition by the Divesting Party of the Competitive Business a written notice setting forth a description in reasonable detail of the Competitive Business and shall provide to the Designated Block Companies such information as the Designated Block Companies may reasonably request with respect to the Competitive Business, subject to the entry by the Designated Block Companies into a confidentiality agreement in form and substance reasonably acceptable to the Divesting Party. The Designated Block Companies and the Divesting Party shall negotiate in good faith to determine whether they are able to agree on the terms and conditions (including purchase price) of a divestiture of the Competitive Business to the Designated Block Companies. If the Designated Block Companies and the Divesting Party enter into a memorandum of understanding or a non-binding letter of intent with respect to such divestiture within fifteen (15) days from the commencement of negotiations, and enter into a binding definitive agreement within forty-five (45) days from the commencement of negotiations, the parties shall consummate the divestiture in accordance with such agreement.

                           (ii) In the event that the Designated Block Companies and the Divesting Party are unable to enter into a memorandum of understanding or a non-binding letter of intent with respect to such divestiture within fifteen (15) days from the commencement of negotiations, or are unable to enter into a binding definitive agreement within forty-five (45) days of the commencement of negotiations, or in the event that the Designated Block Companies shall deliver written notice to the Divesting Party that the Designated Block Companies do not have an interest in pursuing the acquisition of the Competitive Business, the Divesting Party may obtain an offer in writing from a third party for the sale of such Competitive Business no later than thirty (30) days from the expiration of the applicable period or the delivery of such notice from the Designated Block Companies, as the case may be.

                           (iii) Upon receipt of a written offer from a third party that the Divesting Party reasonably believes is a bona-fide proposal that is reasonably likely to result in the sale of the Competitive Business, the Divesting Party shall give the Designated Block Companies written notice of the terms of such proposal (the "Transfer Notice") within five (5) Business Days after receipt thereof, which Transfer Notice shall include (i) a description of the assets to be transferred, (ii) the identity of the prospective transferee(s) and (iii) the



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           consideration and the material terms and conditions upon which the proposed sale is to be made. The Transfer Notice shall include a statement that the Divesting Party has received a written proposal that the Divesting Party believes is a bona fide proposal that is reasonably likely to result in the sale of the Competitive Business. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement containing the material terms and conditions of the proposal.

                           (iv) The Designated Block Companies shall have an option for a period of fifteen (15) days from receipt of a Transfer Notice (the "Designated Block Companies Notice Period") to elect to purchase the Competitive Business at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Designated Block Companies may exercise such purchase option by providing written notice to the Divesting Party of such election prior to the expiration of the Designated Block Companies Notice Period. If the Designated Block Companies give the Divesting Party notice that they desire to purchase the Competitive Business, then the Designated Block Companies shall use commercially reasonable efforts to enter into a definitive written agreement with the Divesting Party to purchase the Competitive Business at the same price and subject to the same material terms as described in the Transfer Notice, within thirty (30) days after the Designated Block Companies' receipt of the Transfer Notice, and to close the transaction pursuant to such definitive agreement. If the Designated Block Companies are unable to do so, the Divesting Party may sell the Competitive Business to the prospective purchaser at the same price and subject to the same material terms as described in the Transfer Notice no later than one hundred eighty (180) days from the expiration of the applicable period or the delivery of such notice from the Designated Block Companies, as the case may be, subject to extension to the extent reasonably necessary to accommodate regulatory requirements. If the Divesting Party does not consummate such sale of the Competitive Business to the prospective purchaser, the Block Parties' purchase rights shall continue to be applicable to any subsequent proposal to acquire the Competitive Business.

                           (v) Until the Divesting Party shall consummate the sale of the Competitive Business, the HSBC Companies and its Affiliates shall maintain the Competitive Business as a separate business from the other businesses of the HSBC Companies and its Affiliates without any integration, in whole or in part, of the Competitive Business into any other business of the HSBC Companies and its Affiliates.

                    8.3 During the Term of this Agreement, each HSBC Company and its Affiliates conducting business in the United States shall not, directly or indirectly, in any manner whatsoever, engage in the business of preparing (including preparation through any digital means) personal income tax returns for clients filing United States or foreign income tax returns outside of the United States (excluding HSBC Tax Clients), unless (i) it has given the



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           Designated Block Companies six (6) months' prior written notice of its intention to engage in such tax return business internationally,
           (ii) it has used commercially reasonable efforts to negotiate and enter into a partnership or joint venture with the Designated Block Companies to conduct such international tax return preparation business with the Designated Block Companies and (iii) the Designated Block Companies and such HSBC Company are unable to arrive at an agreement to enter into such partnership or joint venture.

                  8.4 In the event that at any time during the two (2) full Tax Periods immediately following the termination or expiration of this Agreement (each, a "Subsequent Tax Period"), any HSBC Company or any of its Affiliates prepares (including preparation through any digital means) federal or state personal income tax returns for a client (excluding HSBC Tax Clients) that was a RAL Customer during the Tax Period included within the year in which this Agreement is terminated or expires (each, a "Final Tax Period Client"), then, no later than thirty (30) days following the end of each Subsequent Tax Period, HSBC TFS shall pay Block Enterprises and Block Eastern Enterprises an amount, in the aggregate, equal to the product of (i) Fifty Dollars ($50) multiplied by (ii) the number of Final Tax Period Clients for whom any HSBC Company or any of its Affiliates prepared (including preparation through any digital means) federal or state personal income tax returns during such Subsequent Tax Period. Such amounts shall be paid via ACH credit to an account designated in writing by Block Enterprises and Block Eastern Enterprises. No later than fifteen (15) days following the end of each Subsequent Tax Period, the HSBC Companies shall provide the Designated Block Companies a true and correct report setting forth the number of Final Tax Period Clients for such Subsequent Tax Period. The Designated Block Companies shall have the audit and inspection rights set forth in
           Section 9.2, to the extent necessary to verify the accuracy and completeness of the report described in the immediately preceding sentence.

         (e) Amendment to Appendix of Defined Terms. The Appendix of Defined Terms is hereby amended to include the following additional defined terms:

           "BEST IN MARKET PRICE" means [***].

           "BLOCK AGENTS" shall mean H&R Block Enterprises, Inc., a Missouri corporation ("Block Enterprises"), H&R Block Eastern Enterprises, Inc., a Missouri corporation ("Block Eastern Enterprises") and H&R Block Associates, L.P., a Delaware limited partnership ("Block Associates") and their permitted successors and assigns.

           "CLIENT" means a customer of any Block Office, as applicable, that is rendered tax preparation, transmission, filing or other similar services at such office.

           "HSBC BANK" shall mean HSBC Bank USA, National Association, a national banking association, and its permitted successors and assigns.



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           "HSBC DATAHOUSE" means the database structure developed, maintained and updated by the HSBC Companies for the purpose of maintaining credit and noncredit information pertaining to customers and prospects of the HSBC Companies.

           "HSBC PREMIER CUSTOMERS" shall mean:

           (i) those customers of HSBC Bank or any of its Affiliates who:

                  (A) are designated by HSBC Bank or any such Affiliate as a "Private Banking Customer" or a "Premier Customer," and

                  (B) have (1) deposits and investments aggregating at least $100,000 with HSBC Bank or any such Affiliate, or (2) deposits, investments, loans and lines of credit aggregating at least $500,000 with HSBC Bank or any of its Affiliates, which loans and lines of credit include credit cards, mortgages, home equity loans or lines of credit, and personal and business loans and lines of credit, and

           (ii) individuals who are principals, officers, directors or senior management employees of corporations, partnerships or similar entities, which entities are customers of HSBC Bank or any of its Affiliates, and such customer and entity have, in the aggregate, (A) deposits and investments aggregating at least $100,000 with HSBC Bank or any of its Affiliates, or (B) deposits, investments, loans and lines of credit aggregating at least $500,000 with HSBC Bank or any of its Affiliates, which loans and lines of credit include credit cards, mortgages, home equity loans and lines of credit, and personal and business loans and lines of credit.

           "HSBC TAX CLIENTS" shall mean (i) those customers of Wealth and Tax Advisory Services, Inc., a Delaware corporation ("WTAS"), who are corporations, partnerships, entities similar to a corporation or partnership, and high net worth individuals for whom WTAS prepares federal, state, estate, gift, or other tax returns solely in connection with the provision of wealth management services, (ii) HSBC Premier Customers, and (iii) those customers of HSBC Bank for whom HSBC prepares federal, state, estate, gift, or other tax returns solely in connection with the exercise of HSBC Bank's trust powers.

           [***]

           [***]

           [***]

           "NATIONALLY RECOGNIZED TAX PREPARER" shall mean [***]

           "REFUND ACCOUNT FEE" shall mean the amount payable to the RAL Originator by a RAL Customer for setting up and administering the deposit account for any RAL or RAC.



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2.       Reference to and Effect Upon the Existing Agreement.

         (a) Except as specifically amended in this Second Amendment, the Existing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         (b) Except as specifically provided in this Second Amendment, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any party under the Existing Agreement, nor constitute a waiver of any provision of the Existing Agreement.

         (c) Upon the effectiveness of this Second Amendment, each reference in the Existing Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Agreement as amended hereby.

         (d) GOVERNING LAW. THIS SECOND AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF DELAWARE.

         (e) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.



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IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Second Amendment to Second Amended and Restated Refund Anticipation Loan Operations Agreement as of the effective date set forth above.



                                         HSBC TAXPAYER FINANCIAL SERVICES, INC.



                                         By:  /s/ Paul J. Creatura
                                              ----------------------------------
                                              Name:
                                              Title:


                                         HSBC BANK USA, NATIONAL ASSOCIATION



                                         By:  /s/ Kathleen R. Whelehan
                                              ----------------------------------
                                              Name:  Kathleen R. Whelehan
                                              Title: EVP

                                         BENEFICIAL FRANCHISE COMPANY, INC.



                                         By:  /s/ Paul J. Creatura
                                              ----------------------------------
                                              Name:  Paul J. Creatura
                                              Title: Vice President

                                         H&R BLOCK SERVICES, INC.



                                         By:  /s/ Betsy Stephens
                                              ----------------------------------
                                              Name:  Betsy L. Stephens
                                              Title: Sr. Vice President

                                         H&R BLOCK TAX SERVICES, INC.



                                         By:  /s/ Betsy Stephens
                                              ----------------------------------
                                              Name:  Betsy L. Stephens
                                              Title: Sr. Vice President

                                         HRB ROYALTY, INC.



                                         By:  /s/ HRB Royalty, Inc.
                                              ----------------------------------
                                              Name:  Bret G. Wilson
                                              Title  Secretary